UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities and Exchange Act of 1934

Date of Report (date of earliest event reported):  January 15, 2010

AMBICOM HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-153402	26-2964607
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 River Oaks Parkway San Jose, California	95134-1916
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (408) 321-0822

          112 North Curry Street, Carson City, Nevada 89703 (775) 333-1182
(Former name or former address, if changed since last report)

Copies to:

Peter Campitiello, Esq.
Tarter Krinsky & Drogin LLP
1350 Broadway
New York, New York 10018
Tel: 212-216-8085
Fax: 212-216-8001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SAFE HARBOR STATEMENT

This Current Report on Form 8-K (this Report) contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 (the Securities Act) and Section 21E of the Securities Exchange Act of 1934 (Exchange Act). The forward-looking statements are only predictions and provide our current expectations or forecasts of future events and financial performance and may be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “will” or “should” or, in each case, their negative, or other variations or comparable terminology, though the absence of these words does not necessarily mean that a statement is not forward-looking. The forward-looking statements are based on current views with respect to future events and financial performance. Actual results may differ materially from those projected in the forward-looking statements.

Although forward-looking statements in this report reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown risks, business, economic and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report, other than as may be required by applicable law or regulation. Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the Securities and Exchange Commission (“SEC”) which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

BACKGROUND

On January 15, 2010, Med Control, Inc. (the “Registrant”) authorized its Articles of Incorporation (the “Amendment”) to change its name to AmbiCom Holdings, Inc., to increase the number of its authorized shares of capital stock from 75,000,000 to 1,050,000,000 shares of which 1,000,000,000 were designated common stock and 50,000,000 were designated preferred stock, par value $0.001 per share (the “Preferred Stock”) and to effect a forward-split such that 131.2335958 shares of Common Stock were issued for every 1 share of Common Stock issued and outstanding immediately prior to filing of the amendment (the “Forward Split”).  The Registrant also amended its Bylaws on January 15, 2010.  On January 15, 2010, the Registrant entered into an Agreement and Plan of Share Exchange (the “Exchange Agreement”) with AmbiCom Acquisition Corp., a Nevada corporation (“AmbiCom”), whereby the Registrant acquired all of the issued and outstanding capital stock of AmbiCom in exchange (the “Exchange”) for 20,000,000 newly issued shares of Common Stock (the “Common Exchange Shares”), 7,050,000 shares of Series A Preferred Stock, 2,600,000 shares of Series B Preferred Stock, options to purchase 5.5 million common shares and 2,350,000 shares of Series A Preferred Stock at the purchase price of $.01 per share and 500,000 warrants to purchase 500,000 shares of Common Stock.  Simultaneously therewith, the Company accepted subscriptions in an offering (the “Offering”) of its Common Stock at a price of $0.40 per share, offered pursuant to Regulation D of the Securities Act of 1933, as amended (the “Securities Act”).  The Company sold an aggregate of 1,250,000 shares of Common Stock for aggregate offering price of $500,000.

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT:

On January 15, 2010, the Company consummated the Exchange. For a description of the Exchange and the material agreements entered into in connection therewith, please see Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Acquisition Of AmbiCom Acquisition Corp.

On January 15, 2010, the Company acquired AmbiCom Acquisition Corp. a privately owned Nevada corporation (“AmbiCom”), pursuant to an Agreement and Plan of Share Exchange (the “Exchange”).  AmbiCom was organized under the laws of the State of Nevada on July 29, 2008.  AmbiCom is a holding company whose operating company, AmbiCom, Inc., is a designer and developer of wireless products focusing on the wireless medical industry.  AmbiCom’s wireless modules and devices are based on the Company’s innovative application software and Wi-Fi or Bluetooth® technologies.

Pursuant to the terms of the Exchange, Med Control, Inc. acquired AmbiCom Acquisition Corp. from the AmbiCom equity holders in exchange for an aggregate of 20,000,000 newly issued shares of Common Stock, 7,050,000 shares of the Company’s Series A Preferred Stock, 2,600,000 shares of Series B Preferred Stock an option to purchase 5,500,000 common shares and 2,350,000 shares of Series A Preferred Stock at the purchase price of $.01 per share and warrants to purchase 500,000 shares of Common Stock at the exercise price of $0.50 per share (collectively, the “Exchange Shares”).  As a result of the Exchange, the AmbiCom equity holders surrendered all of their issued and outstanding capital stock of AmbiCom in consideration for the Exchange Shares and AmbiCom Acquisition Corp. became a wholly-owned subsidiary of Med Control, Inc.

The Exchange Agreement contains customary representations, warranties and covenants of Med Control and AmbiCom, for like transactions. Breaches of representations and warranties are secured by customary indemnification provisions. The Exchange Agreement contains a post-closing adjustment for breach of the Exchange Agreement providing for the issuance of a maximum of $4 million in shares to the non-breaching party(ies).

At the Closing, our board of directors was reconstituted by and the appointment of John Hwang, Kenneth Cheng and, Robert Radoff as directors upon appointment by Ms. Elaine Mayumi Kato, immediately prior to the resignation from her role as sole principal officer and director of the Company. Our executive management team also was reconstituted following the resignation of  Ms. Kato and new officers were appointed in place of our former officers.

Prior to the Exchange, the AmbiCom Holdings, Inc. 2010 Incentive Plan (the “Plan”) was adopted by the Board and the Company’s Stockholders.  Under the Plan, 2,277,778 shares of Common Stock are reserved for issuance as incentive awards granted to executive officers, key employees, consultants and directors after the closing of the transactions described herein.

The parties have taken the actions necessary to provide that the Exchange is treated as a “tax free exchange” under Section 368 of the Internal Revenue Code of 1986, as amended.

The Offering

Simultaneously upon the Closing, the Company closed an offering (the “Offering”) of its Common Stock for a at a price of $0.40 per share for a minimum of 1,000,000 shares (the “Minimum Offering”) and a maximum offering of 1,500,000 shares (the “Maximum Offering”).  The Company accepted subscriptions for an aggregate of 1,250,000 shares of Common Stock for aggregate offering price of $500,000.  The shares of Common Stock were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act and Rule 506 of Regulation D promulgated there under. The agreements executed in connection with this sale contain representations to support the Registrant’s reasonable belief that the Investor had access to information concerning the Registrant’s operations and financial condition, the Investor acquired the securities for their own account and not with a view to the distribution thereof in the absence of an effective registration statement or an applicable exemption from registration, and that the Investor are sophisticated within the meaning of Section 4(2) of the Securities Act and are “accredited investors” (as defined by Rule 501 under the Securities Act). In addition, the issuances did not involve any public offering; the Registrant made no solicitation in connection with the sale other than communications with the Investor; the Registrant obtained representations from the Investor regarding their investment intent, experience and sophistication; and the Investor either received or had access to adequate information about the Registrant in order to make an informed investment decision.

Split-Off Agreement

In addition, contemporaneously with the Closing, the Company and our former principal stockholder, Elaine Mayumi Kato, split-off its wholly owned subsidiary, MCI Acquisition Corp., a newly-formed Nevada corporation (“MCAC”), whereby the Company assigned all of its previous operating assets to MCAC in consideration for the assumption of all of the Company’s liabilities to Ms. Kato, who is currently the principal shareholder of MCI and the retirement and cancellation of Ms. Kato’s 6,000,000 shares of Common Stock pursuant to the terms and conditions of a split-off agreement by and among the Company, Ms. Kato, and MCAC (the “Split-Off Agreement”).

Lock-up Leakout Agreement

Shareholders owning 5% or more of the Registrant have entered into a Lock-up Leakout Agreement providing certain restrictions on the sale of the Registrant’s stock in the market.

Pro Forma Ownership

Following the issuance of the Exchange Shares and the retirement of Ms. Kato’s shares pursuant to the Split-Off Agreement, the former stockholders of AmbiCom and/or their designees now beneficially own approximately fifty-five percent (55%) of the total outstanding shares of Common Stock, and after giving effect to the conversion of the Series A and Series B in accordance with their respective terms (and the satisfaction of certain conditions to the conversion of such shares) seventy-six percent (76%) of the total outstanding shares of Common Stock on a fully-diluted basis.  For financial accounting purposes, the acquisition was a reverse acquisition of the Company. by AmbiCom Acquisition Corp., under the purchase method of accounting, and was treated as a recapitalization with AmbiCom Acquisition Corp. as the acquirer.  Upon consummation of the Exchange, the Company adopted the business plan of AmbiCom Acquisition Corp.

PART I

1. DESCRIPTION OF BUSINESS

Company Overview

AmbiCom Holdings, Inc. (“AmbiCom Holdings” “the Company”, “us”, “our” or “we,”) was incorporated as Med Control, Inc. in the State of Nevada as a for-profit company on July 1, 2008 and established a fiscal year end of July 31.  Prior to the Exchange, the Company was a development-stage company organized to sell product called “Med Time”, an electronic and portable device aimed to control the doses and schedules of medications taken by elderly individuals. As a result of the Exchange with AmbiCom Acquisition Corp., we have adopted the business plan of AmbiCom Acquisition Corp’s wholly-owned subsidiary, AmbiCom, Inc., a California corporation, and now design and develop wireless products focusing on the wireless medical industry.

AmbiCom is a designer and developer of wireless products focusing on the wireless medical industry.  AmbiCom’s wireless modules and devices are based on the Company’s innovative application software and Wi-Fi or Bluetooth® technologies.  While AmbiCom’s focus is on the development of products for the healthcare industry.  AmbiCom will also continue to develop and explore solutions for non-healthcare applications.

Sales in the wireless medical device industry have grown at a rapid pace in the last 3 years.  AmbiCom believes the reason for this growth and its strategy to focus on this industry includes:

•	Healthcare providers and insurers are seeking increased out-patient services. Wireless applications have the ability to provide “virtual nurse” services such as condition monitoring and alerts.
•	Wireless applications may eliminate or reduce the need for certain services that previously required a person, such as nurses, physicians, and billing positions.
•	Automated monitoring and alerts may produce improved patient outcomes and enable medical care providers to “virtually” monitor patients around the clock.
•	Improved usability may enhance quality of life and enable better, easier care provision.
•	Can enable or improve mobility and greater convenience.

AmbiCom’s business strategy targets and prioritizes areas of need and problems that could be improved or solved via the application of wireless capabilities.  It then attempts to develop solutions that combine existing hardware and new software applications which AmbiCom develops to customize a device.  AmbiCom’s solution application wireless devices include: infusion pumps, heart monitoring machines, and glucose meters.

AmbiCom sells its products through multi-channel distribution and original equipment manufacturer (“OEM”) channels.  The Company delivers its medical device OEM modules to global medical device companies such as Cardinal Health / Carefusion, Siemens/ Draeger, and Roche.

The Company is headquartered in the heart of the Silicon Valley, San Jose, California, where all corporate and design operations are based.  In addition, the Company has a logistic support center in Taipei, Taiwan.  AmbiCom’s manufacturing operations and capacity are highly scalable and cost effective via several manufacturing partners in Asia.

Business Strategy

AmbiCom's primary goal is to continue to provide consumers high quality mobile wireless products.  The Company is committed to wireless design and development of software and hardware, and to bringing new and innovative products to the wireless medical and other wireless markets.

AmbiCom intends to grow both organically and, potentially, through selective acquisitions.  The Company believes many medical devices lack the technological and operational efficiency to succeed in today’s advanced technology environment.  The Company’s internal growth objective is to position AmbiCom as a leading designer of application software and hardware, via the following approaches and others:

•	leveraging current customer base
•	capitalize on competitive advantage of propriety technology and software
•	exploit the growing need for cost reduction
•	build strategic partnerships for scalability, efficiencies and leverage
•	expand sales and marketing activities

Our Competitive Advantages

The Company believes its strengths include the following:

•
Proven Results: Deep domain expertise in wireless technologies and developing new product applications that innovatively leverage wireless technology to create product innovations with breakthrough functionalities.  AmbiCom has sold over one million devices since 2000 to customers worldwide.

•
Low Cost Operating Structure – AmbiCom maintains a low cost operating structure, focusing resource allocation at its core corporate functions including sales, marketing, research and development and administration, and outsourcing manufacturing to several companies in Asia.  This operating structure has allowed the Company to maintain strong gross margins.

Products

We expect our markets to remain competitive and to reflect rapid technological evolution and continuously evolving customer and regulatory requirements.  Our ability to remain competitive depends in part upon our success in maintaining our intellectual knowledge base and developing new and enhanced advanced wireless solutions and introducing these systems at competitive prices on a timely basis.

Sales and Marketing

We believe our intellectual capability, technology sales and marketing efforts have established our reputation for providing innovative solutions that meet our customers’ needs in a timely, cost-efficient manner. Our ability to leverage our distribution network will be an important factor in our success. The sales and marketing of our products largely depends upon the type of product, location and target customer.

Manufacturing and Suppliers

We currently outsource production of our products primarily to manufacturers in Asia.  Many of the key components and sub-components are purchased from third party suppliers. We have selected such suppliers based on their ability to consistently produce these components per our specifications, striving for the best quality product at the most cost effective price.

Research and Product Development

The general focus of our research and development team is the design and integration of wireless medical devices.  Through these efforts, we constantly seek to enhance our existing products, design new products and develop solutions for customer applications.  We believe that our responsiveness to current and perceived future customer demands differentiates us from many of our competitors, as we rapidly introduce new products to address market needs.  We intend to expand our research and development team as we believe that increased levels of spending on research and development will be necessary to successfully develop products that will have a niche value.

Employees

As of January 15, 2010, we have approximately 11 employees. We believe we enjoy good employee relations. None of our employees are members of any labor union, and we are not a party to any collective bargaining agreement.

CORPORATE INFORMATION

The Company's corporate headquarters are located at 405 River Oaks Parkway, San Jose, California.

RISK FACTORS

Investing in the Company's common stock involves a high degree of risk. Prospective investors should carefully consider the risks described below, together with all of the other information included or referred to in this Current Report on Form 8-K, before purchasing shares of the Company's common stock. There are numerous and varied risks, known and unknown, that may prevent the Company from achieving its goals. The risks described below are not the only ones the Company will face. If any of these risks actually occur, the Company's business, financial condition or results of operation may be materially adversely affected. In such case, the trading price of the Company's common stock could decline and investors in the Company's common stock could lose all or part of their investment.

Risks Specific to Us

If our products do not gain expected market acceptance, prospects for our sales revenue and profit may be affected.

The healthcare industry’s relative unfamiliarity with wireless medical products may slow their market acceptance. Potential customers for our devices and systems may be reluctant to adopt these as alternatives to traditional technologies because of regulatory and other factors beyond the Company’s control

Obstacles to widespread adoption of our devices include inability to achieve market penetration before they are rendered obsolete.

If we are not able to compete effectively with other competitors, our prospects for future growth will be jeopardized.

There is significant competition in the healthcare industry with more established companies. We are not only competing with other wireless device providers but also with companies offering traditional medical products, which are usually more established and have greater resources to devote to research and development, manufacturing and marketing.  In addition, we compete with large companies such as General Electric which have advantages of global marketing capabilities and substantially greater resources to devote to research and development and marketing.

Our competitors may promote devices which are more readily accepted by customers and we may be required to reduce the prices of our products in order to remain competitive.

Downturns in general economic and market conditions could materially and adversely affect our business.

A significant amount of medical device purchases are related to the budgets and purchasing of medical facilities generally and hospitals in particular.  A reduction in spending and budgets would likely cause a reduction in the demand for our products.  If these facilities have less funds budgeted as a result of general economic conditions, sales of our wireless medical products for which they have budgeted would inevitably be influenced by general economic downturns.

If critical components become unavailable or contract manufacturers delay their production, our business will be negatively impacted.

Stability of component supply is crucial to determine our manufacturing process. As some critical devices and components are supplied by certain third-party manufacturers, we may be unable to acquire necessary amounts of key components at competitive prices.

Outsourcing the production of certain parts and components is one way to reduce manufacturing costs. We have selected these particular manufacturers based on their ability to consistently produce these products according to our requirements in an effort to obtain the best quality product at the most cost effective price. Contrarily, the loss of all or one of these suppliers or delays in obtaining shipments could have an adverse effect on our operations until an alternative supplier could be found, if one may be located at all.  This may cause us to breach our contracts and lose sales.

If our contract manufacturers fail to meet our requirements for quality, quantity and timeliness, our business growth could be harmed.

We design and outsource our products to contract manufacturers.  These manufacturers procure most of the raw materials for us and provide all necessary facilities and labor to manufacture our products. If these companies were to terminate their agreements with us without adequate notice, or fail to provide the required capacity and quality on a timely basis, we would be delayed in our ability or unable to process and deliver our products to our customers.

Our products could contain defects or they may be installed or operated incorrectly, which could reduce sales of those products or result in claims against us.

Although we have quality assurance practices to ensure good product quality, defects still may be found in the future in our existing or future products.

End-users could lose their confidence in our products and Company when they unexpectedly use defective products or use our products improperly.  This could result in loss of revenue, loss of profit margin, or loss of market share.  Moreover, because our products are employed in the healthcare industry, if one of our products is a cause, or perceived to be the cause, of injury or death to a patient, we would likely be subject to a claim.  If we were found responsible it could cause us to incur liability which could interrupt or even cause us to terminate some or all of our operations.

If we are unable to recruit and retain qualified personnel, our business could be harmed.

Our growth and success highly depend on qualified personnel. Competition in the industry could cause us difficultly in recruiting or retaining a sufficient number of qualified technical personnel, which could harm our ability to develop new products. If we are unable to attract and retain necessary key talents, it would harm our ability to develop competitive product and retain good customers and could adversely affect our business and operating results.

Risks Related to the Securities Markets and Investments in Our Common Stock

Because our common stock is quoted on the "OTCBB," your ability to sell shares in the secondary trading market may be limited.

Our common stock is currently quoted on the over-the-counter market on the OTC Electronic Bulletin Board. Consequently, the liquidity of our common stock is impaired, not only in the number of shares that are bought and sold, but also through delays in the timing of transactions, and coverage by security analysts and the news media, if any, of our company. As a result, prices for shares of our common stock may be lower than might otherwise prevail if our common stock was quoted and traded on Nasdaq or a national securities exchange.

Because our shares are "penny stocks," you may have difficulty selling them in the secondary trading market.

Federal regulations under the Securities Exchange Act of 1934 regulate the trading of so-called "penny stocks," which are generally defined as any security not listed on a national securities exchange or Nasdaq, priced at less than $5.00 per share and offered by an issuer with limited net tangible assets and revenues. Since our common stock currently is quoted on the "OTCBB" at less than $5.00 per share, our shares are "penny stocks" and may not be traded unless a disclosure schedule explaining the penny stock market and the risks associated therewith is delivered to a potential purchaser prior to any trade.

In addition, because our common stock is not listed on Nasdaq or any national securities exchange and currently is quoted at and trades at less than $5.00 per share, trading in our common stock is subject to Rule 15g-9 under the Securities Exchange Act. Under this rule, broker-dealers must take certain steps prior to selling a "penny stock," which steps include:

• obtaining financial and investment information from the investor;

• obtaining a written suitability questionnaire and purchase agreement signed by the investor; and

• providing the investor a written identification of the shares being offered and the quantity of the shares.

If these penny stock rules are not followed by the broker-dealer, the investor has no obligation to purchase the shares. The application of these comprehensive rules will make it more difficult for broker-dealers to sell our common stock and our shareholders, therefore, may have difficulty in selling their shares in the secondary trading market.

By Virtue of Being a Public Company, the Company is Subject to Certain Regulations and Expenses.

The Company is publicly-traded and, accordingly, subject to the information and reporting requirements of the U.S. securities laws. The U.S. securities laws require, among other things, review, audit, and public reporting of the Company’s financial results, business activities, and other matters.  Recent SEC regulation, including regulation enacted as a result of the Sarbanes-Oxley Act of 2002, has also substantially increased the accounting, legal, and other costs related to becoming and remaining an SEC reporting company.  The public company costs of preparing and filing annual and quarterly reports, and other information with the SEC, and furnishing audited reports to stockholders will cause the Company’s expenses to be higher than if  privately-held.  In addition, the Company will incur substantial expenses in connection with the preparation of the Registration Statement and related documents with respect to the registration of the shares issued in the Offering. These increased costs may be material and may include the hiring of additional employees and/or the retention of additional advisors and professionals. Failure by the Company to comply with the federal securities laws could result in private or governmental legal action against the Company and/or our officers and directors, which could have a detrimental effect on the Company's business and finances, the value of the Company’s stock, and the ability of stockholders to resell their stock.

We may face a claim from the minority shareholders of our operating subsidiaries.

On May 21, 2009, AmbiCom Acquisition Corp. acquired AmbiCom, Inc.  AmbiCom, Inc. was unable to obtain the consent of all of its minority shareholders to the transaction.  Accordingly, pursuant to the provisions of California corporate law, there is a risk that one or all of these minority shareholders may attempt to assert dissenter’s rights in accordance with the transaction.  While the Company believes it has taken steps to protect itself against such an action, there is no guarantee that if an action were commenced against the Company that it could be resolved or resolved on terms favorable to the Company.

Our stock price may be volatile and your investment in our common stock could suffer a decline in value.

As of January 15, 2010, there have been no trading activities in the Company’s common stock.  There can be no assurance that a market will ever develop in the Company’s common stock in the future.  If a market does not develop, investors could be unable to sell the Company’s common stock, possibly resulting in a complete loss of any funds invested.

Should a market develop, the price may fluctuate significantly in response to a number of factors, many of which are beyond our control. These factors include:

• Acceptance of our products in the industry;

• Announcements of technological innovations or new products by us or our competitors;

• Government regulatory action affecting our products or our competitors' products;

• Developments or disputes concerning patent or proprietary rights;

• Economic conditions in the United States or abroad;

• Actual or anticipated fluctuations in our operating results;

• Broad market fluctuations; and

• Changes in financial estimates by securities analysts.

A registration of a significant amount of our outstanding restricted stock may have a negative effect on the trading price of our stock.

At January 15, 2010, shareholders of the Company had approximately 20,000,000 post-split adjusted shares of restricted stock, or [44]% of the outstanding common stock. If we were to file a registration statement including all of these shares, and the registration is allowed by the SEC, these shares would be freely tradable upon the effectiveness of the registration statement. If investors holding a significant number of freely tradable shares decide to sell them in a short period of time following the effectiveness of a registration statement, such sales could contribute to significant downward pressure on the price of our stock.

We do not intend to pay any cash dividends in the foreseeable future and, therefore, any return on your investment in our capital stock must come from increases in the fair market value and trading price of the capital stock.

We have not paid any cash dividends on our common stock and do not intend to pay cash dividends on our common stock in the foreseeable future.  We intend to retain future earnings, if any, for reinvestment in the development and expansion of our business.  Any credit agreements, which we may enter into with institutional lenders, may restrict our ability to pay dividends.  Whether we pay cash dividends in the future will be at the discretion of our board of directors and will be dependent upon our financial condition, results of operations, capital requirements and any other factors that the board of directors decides is relevant.  Therefore, any return on your investment in our capital stock must come from increases in the fair market value and trading price of the capital stock.

We may issue additional equity shares to fund the Company's operational requirements which would dilute your share ownership.

The Company's continued viability may depend on its ability to raise capital.  Changes in economic, regulatory or competitive conditions may lead to cost increases.  Management may also determine that it is in the best interest of the Company to develop new services or products. In any such case additional financing will likely be required for the Company to meet its operational requirements.  There can be no assurances that the Company will be able to obtain such financing on terms acceptable to the Company and at times required by the Company, if at all.  In such event, the Company may be required to materially alter its business plan or curtail all or a part of its operational plans as detailed further in Management's Discussion and Analysis in this Form 8-K. While the Company currently has no offers to sell its securities to obtain financing, sale or the proposed sale of substantial amounts of our common stock in the public markets may adversely affect the market price of our common stock and our stock price may decline substantially.  In the event that the Company is unable to raise or borrow additional funds, the Company may be required to curtail significantly its operational plans as further detailed in Requirements for Additional Capital in the Management Discussion and Analysis of this Form 8-K.

Also, any new securities issued may have greater rights, preferences or privileges than our existing common stock which may adversely affect the market price of our common stock and our stock price may decline substantially.

The Company’s Amended Articles of Incorporation authorize the issuance of up to 1,050,000,000 total shares of capital stock without additional approval by shareholders. As of January 15, 2010, we had 45,000,000 adjusted shares of common stock outstanding.

Large amounts of our common stock will be eligible for resale under Rule 144.

As of January 15, 2010, approximately [20,000,000] of the [45,000,000] issued and outstanding  shares of the Company's common stock are restricted securities as defined under Rule 144 of the Securities Act of 1933, as amended (the “Act”) and under certain circumstances may be resold without registration pursuant to Rule 144 or otherwise.

In general, under Rule 144, a person (or persons whose shares are aggregated) who has satisfied a six month holding period may, under certain circumstances, sell within any three-month period a number of securities which does not exceed the greater of 1% of the then outstanding shares of common stock or the average weekly trading volume of the class during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of securities, without any limitation, by a person who is not an Affiliate, as such term is defined in Rule 144(a)(1), of the Company and who has satisfied a one year holding period. Any substantial sale of the Company's common stock pursuant to Rule 144 may have an adverse effect on the market price of the Company's shares.  Since the Company has previously indicated in its filings with the Commission that it is a shell company, as that term is defined under the Securities Act, pursuant to Rule 144, shareholders must wait at least one year from the date of the filing of this Form 8-K to avail themselves of Rule 144 unless we file a registration statement for the sale of such shares prior thereto.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF PLAN OF OPERATIONS

Statements in the following discussion and throughout this report that are not historical in nature are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can identify forward-looking statements by the use of words such as the words “expect,” “anticipate,” “estimate,” “may,” “will,” “should,” “intend,” “believe,” and similar expressions. Although we believe the expectations reflected in these forward-looking statements are reasonable, such statements are inherently subject to risk and we can give no assurances that our expectations will prove to be correct. Actual results could differ from those described in this report because of numerous factors, many of which are beyond our control. These factors include, without limitation, those described as “Risk Factors.” We undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this report or to reflect actual outcomes.

Acquisition and Reorganization

On January 15, 2010, the acquisition of AmbiCom was completed, and the business of AmbiCom was adopted as our business. As such, the following Management Discussion is focused on the current and historical operations of AmbiCom, and excludes the prior operations of the Registrant.

Overview

AmbiCom is a designer and developer of wireless products focusing on the wireless medical industry.  AmbiCom’s wireless modules and devices are based on the Company’s proprietary innovative application software and Wi-Fi and Bluetooth® technologies.  AmbiCom’s focus is on the development of products for the healthcare industry.  The Company believes that there exits unique opportunities as a result of the sheer size of the wireless healthcare market and the Company’s innovative approach and exemplary customer service.  AmbiCom will also continue to develop and explore solutions for non-healthcare applications.

We principally generate revenue from selling our products into healthcare markets.

Revenue

Revenue is derived from sales of our wireless device products. These products consist of routers, Compact flash Adapters/Modules, USB Adapters/Modules, Mini PCI Modules, and PCI Express Mini Module.  In addition to the wireless medical device business, a portion of our revenue comes from our high quality mobile wireless products.

Cost of Goods Sold

Our cost of goods sold consists primarily of labor-related overhead, such as R&D professionals, designers, and administrative personnel, paid to third-party manufacturers.

Gross Profit

Our gross profit has been and will continue to be affected by a variety of factors, including changing of the foreign exchange rates for exporting, outsourcing cost to support project demands, average sales prices of our products, including fluctuations in the cost of our purchased components, and the product life cycle.

Operating Expenses

Operating expenses consist primarily of salaries and associated costs for employees in finance, human resources, sales, information technology and administrative activities. In addition, operating expenses include charges relating to accounting, legal, insurance and stock-based compensation under Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment.”

Results of Operations

Revenue

The following table represents the consolidated results of the Company for the periods indicated:

	Year Ended December 31,
	2008	2007	Change	%
10-WL11C-CFC1	137,352.08	369,089.34	(231,737.26)	(62.79%)
BT-GPS H1-1R1	80,533.35	31,684.35	48,849.00	154.17%
GPS-USB	93,932.63	116,803.81	(22,871.18)	(19.58%)
WL54-CF-1R1C	2,485,826.72	3,244,003.66	(758,176.94)	(23.37%)
Other Revenue	86,706.22	172,187.84	(85,481.62)	(49.64%)
Total	2,884,351	3,933,769	(1,049,418)	(26.67%)

Gross Profit and Cost of Goods Sold

	Year Ended December 31,
	2008	2007	Change	%
Revenue	2,884,351	3,933,769	(1,049,418)	(26.67%)
Cost of sales	1,922,243	2,308,170	(385,927)	(16.72%)
Gross profit	962,108	1,625,599	(663,491)	(40.81%)
Gross margin %	33.36%	41.32%

Operating Loss and Expenses

	Year Ended December 31,
	2008	2007	Change	%
Operating expenses	1,116,596	1,055,262	61,334	5.81%
Research and development expenses	208,773	193,991	14,782	7.62%
Total operating expenses	1,325,369	1,249,253	76,116	6.10%
Operating income(loss)	(363,261)	376,346	739,607	(196.52%)

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)

Earnings before interest, taxes, depreciation and amortization (EBITDA) is a non-GAAP (Generally Accepted Accounting Principle) financial measure provided as additional information to investors. EBITDA is an alternative method for assessing our financial condition and operating results. EBITDA is not in accordance with, or a substitute for, GAAP, and may be different from or inconsistent with non-GAAP financial measures used by other companies. However, we believe that EBITDA may provide additional information with respect to our performance and ability to meet future debt service, capital expenditures and working capital requirements.

Whenever we refer to a non-GAAP financial measure we will present the most directly comparable financial measure calculated and presented in accordance with GAAP, along with a reconciliation of the differences between the non-GAAP financial measures we reference with such comparable GAAP financial measure.

The following table reconciles the GAAP measure net loss to the non-GAAP financial measure EBITDA:

	Year Ended December 31,
	2008	2007	Change	%
Net income (loss)	383,083	338,739	44,344	13.09
Plus:
Interest expense	27,675	25,051	2,614	10.43
Depreciation	140,140	3,638	136,502
Various amortization
Taxes	800	800	0	0
EBITDA	551,688	368,228	183,460	49.82%

For the year ended December 31, 2008, EBITDA was $551,688 compared to $368,228 in 2007. The increase was primarily due to the Ambeon settlement.

Sales. Revenues decreased to $1,451,334 for the nine-month ended September 30, 2009 compared to $2,235,812 for the same period of 2008.  This decrease was due to a decline in demand for our products and services due principally to the overall economic slowdown.

Cost of Sales. Cost of sales for the nine-month ended September 30, 2009 was $791,364 or 54.53% of net sales, as compared to $1,788,160 or 79.98 % for the same period of 2008. This decrease was due to the decrease in sales and a reduction in components cost.

Selling, General and Administrative Expenses. Selling, general and administrative expenses for the nine-month period ended September 30, 2009 was $835,872 compared to $978,804 for the same period of 2008.  Selling, general and administrative expenses are principally salary expenses.

Income from Operations. Income from operations was $(-175,902) for the nine-month period ended September 30, 2009, compared to $(-531,158) for the same period of 2008. This increase was due principally to reducing depreciation and amortization.

Net Income. Net income for the nine-month period ended September 30, 2009 was $(-189,906) as compared to $457,805 for the same period of 2008. The decrease in net income was due largely because the benefits of the Ambeon settlement were recognized in 2008.

Liquidity and Capital Resources

Cash and cash equivalents were $114,148 at December 31, 2008 and $45,034 at December 31, 2007. Our total current assets were $998,041 at December 31, 2008 as compared to $2,202,312 at December 31, 2007. Our total current liabilities were $585,776 at December 31, 2008 as compared to $2,458,386 at December 31, 2007.

We had working capital at September 30, 2009 of $152,729 compared with working capital of $412,265 at December 31, 2008. This decrease in working capital was primarily due to paying short and long-term notes and line of credit.  During the nine-month period ended September 30, 2009, net cash provided by operating activities was $212,212.  Net cash used in investing activities was $(-1,810) and net cash used in financing activities was $(-289,000). Net change in cash and cash equivalents was a decrease of $ (-78,598).

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements as of September 30, 2009.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

The summary of significant accounting policies of AmbiCom, Inc. (the “Company”), is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management, who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

a) Description of Business - Ambicom, Inc., is a leading designer and developer of wireless technologies which emphasize wireless medical and other wireless products. Ambicom, Inc., was formed in 1997, headquartered in San Jose CA, and has a branch operation in Taiwan.

b) Segment Information - The Company follows SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information.” SFAS No. 131 requires that a company report financial and descriptive information about its reportable operating segments. Operating segments are components of an enterprise for which separate financial information is available and is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The Company’s chief operating decision maker currently evaluates the Company’s operations from a number of different operational perspectives including but not limited to a client by client basis. The Company respectively derives all significant revenues from single reportable operating segment of business. Accordingly, the Company does not report more than one segment; nevertheless, management evaluates, at least annually, whether the Company continues to have one single reportable segment.

c) Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates, and the differences may be material to the financial statements. Estimates are used primarily in determining the depreciable lives of fixed assets, inventory valuation and warranty liability. In addition, estimates form the basis for the reserves for sales allowances, accounts receivable and inventory.  Various assumptions go into the determination of these estimates. The process of determining significant estimates requires consideration of factors such as historical experience and current and expected economic conditions.

d) Cash and Cash Equivalents - The Company considers all highly liquid investments and time deposits with original maturities of three months or less when purchased to be cash equivalents. All cash and cash equivalents are maintained with nationally recognized financial institutions.

e) Allowance for Doubtful Accounts - An allowance for doubtful accounts is computed based on the Company’s historical experience and management’s analysis of possible bad debts. As of December 31, 2008 and 2007,accounts receivable are shown net of an allowance for doubtful accounts of $11,831 and $12,453, respectively.

f) Inventories - Inventories are stated at the lower of cost or market on an average basis. Inventory reserves are recorded for damaged, obsolete, excess and slow-moving inventory. Market value of inventory is estimated based on the impact of market trends, an evaluation of economic conditions and the value of current orders relating to the future sales of this type of inventory.

g) Property and Equipment - Property and equipment are stated at cost. Depreciation is calculated using the straight-line method over the following estimated useful lives of the assets: furniture and fixtures –seven years; machinery and equipment –five years; software – five years. Major additions and betterments are capitalized and repairs and maintenance are charged to operations in the period incurred.

h) Income Taxes - The Company accounts for income taxes pursuant to the FASB issued Interpretation No. 48, "Accounting for Uncertainty in Income Taxes", (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in the Company’s financial statements in accordance with SFAS No. 109.  The calculation of the Company's tax provision involves the application of complex tax rules and regulations within multiple jurisdictions. The Company's tax liabilities include estimates for all income-related taxes that the Company believes are probable and that can be reasonably estimated. To the extent that the Company’s estimates are understated, additional charges to the provision for income taxes would be recorded in the period in which the Company determines such understatement. If the Company's income tax estimates are overstated, income tax benefits will be recognized when realized.  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. FIN 48 prescribes a recognition threshold and measurement attributes for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.

i) Revenue Recognition - Sales are recognized when persuasive evidence of an arrangement exists, product delivery has occurred, pricing is fixed or determinable and collection is reasonably assured. The Company analyzes sales returns in accordance with SFAS No. 48 “Revenue Recognition When Right of Return Exists”. The Company is able to make reasonable and reliable estimates of product returns for sales based on the Company’s past history. Sales, provisions for estimated sales returns and the cost of products sold are recorded at the time title transfers to customers. Actual product returns are charged against estimated sales return allowances.

j) Shipping and Handling Costs – Shipping and handling costs are included in cost of sales.

k) Research and Development Costs - Research and development costs are expensed as incurred.

l) Royalty Expense – The Company enters into license agreements from time to time that allow it to use certain trademarks and trade names on certain of its products. These agreements require the Company to pay royalties, generally based on the sales of such products, and may require guaranteed minimum royalties, a portion of which may be paid in advance. The Company’s accounting policy is to match royalty expense with revenue by recording royalties at the time of sale at the greater of the contractual rate or an effective rate calculated based on the guaranteed minimum royalty and its estimate of sales during the contract period. If a portion of the guaranteed minimum royalty is determined not to be recoverable, the unrecoverable portion is charged to expense at that time.  Royalty expense for each of the years ended December 31, 2008 and 2007 were $0 and $236, respectively.

m) Stock-Based Compensation - The Company adopted SFAS No. 123R “Share-Based Payment”. As permitted, the Company elected to adopt disclosure-only provisions of SFAS No. 123R and SFAS No. 148 “Accounting for Stock-Based Compensation – Transition and Disclosure – An Amendment of FASB Statement No. 123”. Under the provisions of SFAS 123R, compensation expense is recognized based on the fair value of options on the grant date.

n) Fair Value of Financial Instruments - FASB Statement No. 157, “Fair Value Measurements”, requires disclosure of the level within the fair value hierarchy in which fair value measurements in their entirety fall, segregating fair value measurements using quoted prices in active markets for identical assets or liabilities (Level 1), significant other observable inputs (Level 2), and significant unobservable inputs (Level 3). The Company's financial instruments consist of cash and cash equivalents, short-term trade receivables and payables. The carrying values of cash and cash equivalents and short-term trade receivables and payables approximate fair value due to their short-term nature.

o) Translation of Foreign Currency - The Company accounts for its foreign operations in accordance with SFAS No. 52, “Foreign Currency Translation”. For the branch, non-monetary balance sheet items and related income statements items are translated at historical exchange rates, while monetary balance sheet items are translated at current exchange rates. Remaining income statement items, other than monetary, are translated at the weighted average exchange rate during the year. Deferred taxes are not provided on translation gains and losses where the Company expects earnings of a foreign branch to be permanently reinvested.

p) Concentration - Financial instruments which potentially subject the Company to concentrations of credit risk are primarily accounts receivable. The Company performs ongoing credit evaluations of its customers’ financial condition. If the collection of the receivable becomes doubtful, the Company establishes a reserve in an amount determined appropriate for the perceived risk.  The Company maintains its cash accounts at commercial banks. From time to time, cash balances maintained in such banks may exceed the insured amount by the Federal Deposit Insurance Corporation (FDIC). As of December 31, 2008 and 2007, the management does not believe they are exposed to any significant risk on their cash balances.  The Company’s products are primarily sold to global medical device companies. These customers can be significantly affected by changes in economic, competitive or other factors. The Company makes substantial sales to a relatively few, large customers, where company is seeking to capture more business from other targeted medical device companies.  One customer accounted for 47.4% of accounts receivable as of December 31, 2008, while two customers accounted for 62.4% of accounts receivable as of December 31, 2007.  One customer accounted for 57.3% and 50.6% of the revenues for the years ended December 31, 2008 and 2007, respectively.  Two vendors accounted for 67.6% of accounts payable as of December 31, 2007.  One vendor accounted for 84.6% and 80.2% of the purchases for the years ended December 31, 2008 and 2007, respectively.

q) Reclassification - Certain accounts were reclassified from the prior year. The purpose of the reclassification is to give a more accurate representation of the Company’s operation. The reclassifications did not effect the representation of the Company’s overall performance.

RECENT ACCOUNTING PRONOUNCEMENTS

In September 2007, the FASB issued Statement of Financial Accounting Standard No. 157, Fair Value Measurements (“SFAS 157”) which defines fair value, establishes guidelines for measuring fair value and expands disclosures regarding fair value measurements. SFAS 157 does not require any new fair value measurements but rather eliminates inconsistencies in guidance found in various prior accounting pronouncements. SFAS 157 is effective for fiscal years beginning after November 15, 2008. The adoption  of SFAS 157 is not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

In February 2008, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (“SFAS 159”). SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. The adoption of SFAS 159 is not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

In December 2008, the FASB issued SFAS No. 141 (revised 2008), Business Combinations (“SFAS 141R”). SFAS 141R replaces SFAS No. 141, Business Combinations and changes how business acquisitions are accounted. SFAS 141R requires the acquiring entity in a business combination to recognize all (and only) the assets acquired and liabilities assumed in the transaction and establishes the acquisition-date fair value as the measurement objective for all assets acquired and liabilities assumed in a business combination. Certain provisions of this standard will, among other things, impact the determination of acquisition-date fair value of consideration paid in a business combination (including contingent consideration); exclude transaction costs from acquisition accounting; and change accounting practices for acquired contingencies, acquisition-related restructuring costs, in-process research and development, indemnification assets, and tax benefits. Most of the provisions of SFAS 141R apply prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The adoption of SFAS 141R is not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

In December 2008, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51 (“SFAS 160”). SFAS 160, amends the accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. Under SFAS 160, the noncontrolling interest in a subsidiary is reported as equity in the parent company’s consolidated financial statements. SFAS 160 also requires that the parent company’s consolidated statement of operations include both the parent and noncontrolling interest share of the subsidiary’s statement of operations. Formerly, the noncontrolling interest share was shown as a reduction of income on the parent’s consolidated statement of operations. SFAS 160 is effective for fiscal years, and interim periods within those years, beginning on or after December 15, 2008. SFAS 160 is to be applied prospectively as of the beginning of the fiscal year in which this statement is initially applied; however, presentation and disclosure requirements shall be applied retrospectively for all periods presented.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our investors.

3. DESCRIPTION OF PROPERTY

Following the Exchange, our address will be 405 River Oaks Parkway, San Jose, California 95134-1916, comprised of 3,000 square feet under a lease which expires in January 31, 2011 at a monthly rental of $5,350.00.

4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table summarizes certain information regarding the beneficial ownership (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934) of outstanding Common Stock as of January 15, 2010 (after giving effect to the Exchange) by (i) each person known by us to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each of our directors, (iii) each of our named executive officers (as defined in Item 403(a) of Regulation S-K under the Securities Act), and (iv) all executive officers and directors as a group. Except as indicated in the footnotes below, the security and stockholders listed below possess sole voting and investment power with respect to their shares.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner (1)	Percent of Class (2)
John Hwang(3)	5,700,000	13%
Robert Radoff	100,000	0.22%
Kenneth Cheng (3),(4)	0	0%
Alizay Consulting Ltd (3),(5)	5,700,000	13%
First Atlantis Trading Corp.(3),(6)	5,250,000	12%
All Directors and Executive Officers as a Group (1 person)	5,800,000	12.88%

(1) "Beneficial Owner" means having or sharing, directly or indirectly (i) voting power, which includes the power to vote or to direct the voting, or (ii) investment power, which includes the power to dispose or to direct the disposition, of shares of the common stock of an issuer. The definition of beneficial ownership includes shares, underlying options or warrants to purchase common stock, or other securities convertible into common stock, that currently are exercisable or convertible or that will become exercisable or convertible within 60 days. Unless otherwise indicated, the beneficial owner has sole voting and investment power.

(2) For each shareholder, the calculation of percentage of beneficial ownership is based upon 45,000,000 shares of Common Stock outstanding as of January 15, 2010, and shares of Common Stock subject to options, warrants and/or conversion rights held by the shareholder that are currently exercisable or exercisable within 60 days, which are deemed to be outstanding and to be beneficially owned by the shareholder holding such options, warrants, or conversion rights. The percentage ownership of any shareholder is determined by assuming that the shareholder has exercised all options, warrants and conversion rights to obtain additional securities and that no other shareholder has exercised such rights.

(3) Does not include 2,350,000 shares of the Company’s Series A Preferred Stock which is convertible upon certain conditions into shares of the Company’s Common Stock.

(4) Includes options to purchase 5,500,000 shares of Common Stock at the purchase price of $0.01 per share.

(5) The address for Alizay Consulting Ltd. is 16850-112 Collins Avenue, Suite 199, Sunny Isles Beach, Florida 33160.

(6) The address for First Atlantis Trading Corp. is 239 McCarty Drive, Beverly Hills, California  90212.

5. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.

The following table sets forth information regarding the members of the Company’s board of directors and its executive officers. All of the Company’s executive officers and directors were appointed on January 15, 2010, the effective date of the Acquisition. All directors hold office until the first annual meeting of the stockholders of the Company and until the election and qualification of their successors or their earlier removal or retirement.

Officers are elected annually by the board of directors and serve at the discretion of the board.

Name (1)	Age	Title
John Hwang	47	Chief Executive Officer, Director
Kenneth Cheng	57	President, Director
Robert Radoff	42	Director

John Hwang, 47, Chief Executive Officer, Director.  Prior thereto and from 2002 through 2007, Mr. Hwang was the Chairman of Techno Concepts, Inc., a developer and manufacturer of wireless communications devices.  Mr. Hwang also has over twenty years’ corporate and entrepreneurial leadership experience in semiconductor technology and consumer electronics.  Mr. Hwang was President of Osicom, a fiber optic and network technologies manufacturer from 1996 through 1998 and Executive Vice-President of Relialogic, from 1992 to 1996 and an Vice-President and Corporate Manger of Samsung America, Inc. from 1985 to 1991.  At Samsung, Mr. Hwang helped launch Samsung’s new computer and monitor division.  Mr. Hwang received.  Mr. Hqang receive a Bachelor of Science Degree in Economics from Rutgers Uniersiyv.

Kenneth Cheng. 57, President, Director.  Prior thereto Mr. Cheng was the President and CEO of AmbiCom Inc.  Mr. Cheng has over 23 years of computer industry experience in Data Communication and VLSI design, including roles as a VLSI Design Engineer and Project Leader in industry pioneers Lucent Technologies, Chips & Technologies and LSI Corporation.  Mr. Cheng received a MSEE degree from Oregon State University.

Robert Radoff, 42 Director.  Mr. Radoff has created and managed a national broker network, monitoring sales, distribution, packaging and setting up logistics of new and existing products, setting objectives and goals for the sales force and creating presentations to major accounts. He has also helped develop and sell National Brand and private label and other brands to all accounts in the U.S. and international markets.  Mr. Radoff served active duty in the United States Army from 1986-1990 and competed his reserve obligations through 1995.

AUDIT COMMITTEE. The Company intends to establish an audit committee, which will consist of independent directors. The audit committee's duties would be to recommend to the Company's board of directors the engagement of independent auditors to audit the Company's financial statements and to review its accounting and auditing principles. The audit committee would review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent public accountants, including their recommendations to improve the system of accounting and internal controls. The audit committee would at all times be composed exclusively of directors who are, in the opinion of the Company's board of  directors, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

COMPENSATION COMMITTEE: Our board of directors does not have a standing compensation committee responsible for determining executive and director compensation.  Instead, the entire board of directors fulfills this function, and each member of the Board participates in the determination.  Given the small size of the Company and its Board and the Company's limited resources, locating, obtaining and retaining additional independent directors is extremely difficult.  In the absence of independent directors, the Board does not believe that creating a separate compensation committee would result in any improvement in the compensation determination process.  Accordingly, the board of directors has concluded that the Company and its stockholders would be best served by having the entire board of directors’ act in place of a compensation committee.  When acting in this capacity, the Board does not have a charter.

In considering and determining executive and director compensation, our board of directors review compensation that is paid by other similar public companies to its officers and takes that into consideration in determining the compensation to be paid to the Company’s officers.  The board of directors also determines and approves any non-cash compensation to any employee.  The Company does not engage any compensation consultants to assist in determining or recommending the compensation to the Company’s officers or employees.

6. EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth all of the compensation awarded to, earned by or paid to (i) each individual serving as our principal executive officer during our last completed fiscal year; and (ii) each other individual that served as an executive officer at the conclusion of the fiscal year ended December 31, 2008 and who received in excess of $100,000 in the form of salary and bonus during such fiscal year (collectively, the Named Executives).

Name and Principal Position	Year	Salary	Bonus	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
John Hwang	2009	-	-	-	-	-	-

Kenneth Cheng	2009	-	-	-	-	-	-

Robert Radoff	2009	-	-	-	-	-	-

Elaine Mayumi Kato	2009	-	-	-	-	-	-
	2008	-	-	-	-	-	-
	2007	-	-	-	-	-	-

Compensation Policy: Our Company’s executive compensation plan is based on attracting and retaining qualified professionals who possess the skills and leadership necessary to enable our Company to achieve earnings and profitability growth to satisfy our stockholders. We must, therefore, create incentives for these executives to achieve both Company and individual performance objectives through the use of performance-based compensation programs. No one component is considered by itself, but all forms of the compensation package are considered in total. Wherever possible, objective measurements will be utilized to quantify performance, but many subjective factors still come into play when determining performance.

Compensation Components: As an early-stage development company, the main elements of our compensation package consist of base salary, stock options and bonus.

Base Salary: As we continue to grow and financial conditions improve, these base salaries, bonuses and incentive compensation will be reviewed for possible adjustments. Base salary adjustments will be based on both individual and Company performance and will include both objective and subjective criteria specific to each executive’s role and responsibility with the Company.

COMPENSATION OF DIRECTORS

At this time, directors receive no remuneration for their services as directors of the Company, nor does the Company reimburse directors for expenses incurred in their service to the Board of Directors.  The Company does not expect to pay any fees to its directors for the 2008 fiscal year.

EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

On January 15, 2010, the Company entered into employment agreements with its two executive officers, John Hwang and Kenneth Cheng,

Each employment agreement provides for a three year term with minimum annual base salary of $240,000.  Under the agreement, Mr. Hwang will be subject to customary non-competition and employee non-solicitation restrictions while he is employed by the Company and for a period of 2 year(s) thereafter.

2010 Equity Plan

Before the Closing Date, our Board and Stockholders approved and adopted the 2010 Equity Plan (the “2009 Plan”). A copy of the 2010 Plan is attached as Exhibit [10.4] to this Current Report on Form 8-K.

The 2010 Plan is intended to promote the interests of the Company by attracting and retaining exceptional employees, consultants, directors, officers and independent contractors (collectively referred to as the “Participants”), and enabling such Participants to participate in the long-term growth and financial success of the Company. Under the 2010 Plan, the Company may grant stock options, which are intended to qualify as “incentive stock options” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Incentive Stock Options”), non-qualified stock options (the “Nonqualified Stock Options”), stock appreciation rights (“SARs”) and restricted stock awards (the “Restricted Stock Awards”), which are restricted shares of Common Stock (the Incentive Stock Options, the Nonqualified Stock Options, the SARs and the Restricted Stock Awards are collectively referred to as “Incentive Awards”). Incentive Awards may be granted pursuant to the 2010 Plan for 10 years from the Effective Date.

From time to time, we may issue Incentive Awards pursuant to the 2010 Plan.  Each of the awards will be evidenced by and issued under a written agreement.

The Board reserved a total of 2,277,778 shares of our Common Stock for issuance under the 2010 Plan. If an incentive award granted under the 2010 Plan expires, terminates, is unexercised or is forfeited, or if any shares are surrendered to us in connection with an incentive award, the shares subject to such award and the surrendered shares will become available for further awards under the Plan.

The number of shares subject to the 2010 Plan, any number of shares subject to any numerical limit in the 2009 Plan, and the number of shares and terms of any Incentive Award may be adjusted in the event of any change in our outstanding Common Stock by reason of any stock dividend, spin-off, stock split, reverse stock split, recapitalization, reclassification, merger, consolidation, liquidation, business combination or exchange of shares, or similar transaction.

7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Currently, we have one independent director on our Board of Directors, and have no formal procedures in effect for reviewing and pre-approving any transactions between us, our directors, officers and other affiliates. We will use our best efforts to insure that all transactions are on terms at least as favorable to the Company as we would negotiate with unrelated third parties.

8. DESCRIPTION OF SECURITIES

Common Stock

Number of Authorized and Outstanding Shares:

The Company's Amended and Restated Articles of Incorporation authorizes the issuance of 1,050,000,000 shares of common stock, $.001 par value per share, of which 45,000,000 shares were outstanding on January 15, 2010.

Voting Rights:

Holders of shares of Common Stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of Common Stock have no cumulative voting rights. Accordingly, the holders of in excess of 50% of the aggregate number of shares of Common Stock outstanding will be able to elect all of the directors of the Company and to approve or disapprove any other matter submitted to a vote of all stockholders.

Other:

No shareholder has any preemptive right or other similar right to purchase or subscribe for any additional securities issued by the Company, and no shareholder has any right to convert the common stock into other securities. No shares of common stock are subject to redemption or any sinking fund provisions. All the outstanding shares of the Company's common stock are fully paid and non-assessable. Subject to the rights of the holders of the preferred stock, if any, the Company's shareholders of common stock are entitled to dividends when, as and if declared by the Board from funds legally available therefore and, upon liquidation, to a pro-rata share in any distribution to shareholders. The Company does not anticipate declaring or paying any cash dividends on the common stock in the foreseeable future.

Preferred Stock

The Company's Amended Articles of Incorporation authorizes the issuance of 50,000,000 shares of Preferred Stock, par value $0.001 per share, subject to any limitations prescribed by law, without further vote or action by the stockholders, to issue from time to time shares of preferred stock in one or more series. Each such series of Preferred Stock shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by the Company's board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

Series A Convertible Preferred Stock

The Company has authorized a total of 9,400,000 shares of Series A Convertible Preferred Stock (the “Series A”).  The Series A is convertible at any time into shares of the Company’s common stock at the conversion rate of one share of Common Stock per each share of Series A converted.  If the Company reports net income in two of the following four years following the Exchange, the Series A shall be convertible into Common Stock at the conversion rate of two shares of Common Stock per each share of Series A converted.  The Series A is treated on an “as converted” basis for both voting and liquidation rights. There are currently 7,050,000 shares of Series A outstanding and options to acquire an options to purchase an additional 2,350,000 shares of Series A issued and outstanding.

6% Series B Convertible, Redeemable Preferred Stock

The Company has authorized a total of 2,600,000 shares of 6% Series B Convertible, Redeemable Preferred Stock (the “Series B”).  The Series B accrues annual dividends at the rate of 6% per year in shares of Common Stock at the dividend conversion rate of $1.00.  The Series B, together with any unpaid dividends, is convertible at any time into shares of the Company’s common stock at the conversion rate of one share of Common Stock per each share of Series B converted.  Following the second anniversary of the Exchange, the Series B, together with any unpaid dividends, shall be convertible into Common Stock at the conversion price of forty cents ($0.40) or seventy percent (70%) of the daily volume weighted average price of the Common Stock wo shares of Common Stock for the twenty trading days immediately prior to the conversion.  The Series B is redeemable by the Company, at any time prior to December 31, 2015, in cash at the redemption rate of $1.00 per share of Series B plus any accrued and unpaid dividends.  On December 31, 2015, all outstanding shares of Series B shall be redeemed by the Company at a per share redemption price equal to $1.00 per share of Series B plus an amount of Common Stock equal to the amount of the accrued and unpaid dividend thereon.  The Series B has a liquidation preference of $2,600,000 and ranks prior to the Series A and the Common Stock.  The Series B votes on an “as converted” basis.  There are currently rights to receive 2,600,000 shares of Series B outstanding.

Options

As of January 15, 2010, there were options outstanding to purchase 5,500,000 shares of Common Stock and 2,350,000 shares of Series A Preferred Stock at a purchase price of $.01 per share.  Under the terms of the 2010 Plan, the Company may issue incentive awards that may include the issuance of an additional 2,277,778 shares of Common Stock.

Transfer Agent

Shares of Common Stock are registered at the transfer agent and are transferable at such office by the registered holder (or duly authorized attorney) upon surrender of the Common Stock certificate, properly endorsed. No transfer shall be registered unless the Company is satisfied that such transfer will not result in a violation of any applicable federal or state securities laws. The Company's transfer agent for its Common Stock is Signature Stock Transfer Inc., 2632 Coachlight Count, Plano, Texas  75093, Telephone (972) 612-4120.

Penny Stock

The Commission has adopted rules that define a “penny stock” as equity securities under $5.00 per share which are not listed for trading on Nasdaq (unless the issuer (i) has a net worth of $2,000,000 if in business for more than three years or $5,000,000 if in business for less than three years or (ii) has had average annual revenue of $6,000,000 for the prior three years).  The Company's securities are characterized as penny stock, and therefore broker-dealers dealings in the securities are subject to the disclosure rules of transactions involving penny stock which require the broker-dealer, among other things, to (i) determine the suitability of purchasers of the securities and obtain the written consent of purchasers to purchase such securities and (ii) disclose the best (inside) bid and offer prices for such securities and the price at which the broker-dealer last purchased or sold the securities. The additional requirements imposed upon broker-dealers discourage them from engaging in transactions in penny stocks, which reduces the liquidity of the Company's securities. The Company's common stock is currently quoted on the OTC Bulletin Board under the symbol MCNC.OB.

PART II.

1. MARKET INFORMATION

Currently the Company’s common shares are listed on the Over-the-Counter Bulletin Board (OTCBB) under the ticker symbol “MCNC”.  However, as of the date of this report there have been no trading activities in the Company’s common stock.  There can be no assurance that a market will ever develop in the Company’s common stock in the future.  If a market does not develop then investors would be unable to sell any of the Company’s common stock likely resulting in a complete loss of any funds therein invested.

Since our inception, we have not paid any dividends on our Common Stock, and we do not anticipate that we will pay any dividends in the foreseeable future. We intend to retain any future earnings for use in our business.  At January 15, 2010, we had approximately 74 shareholders of record.

2. LEGAL PROCEEDINGS

The Company is not a party to any pending legal proceedings.

No director, officer, or affiliate of the Company and no owner of record or beneficial owner of more than 5.0% of the securities of the Company, or any associate of any such director, officer or security holder is a party adverse to the Company or has a material interest adverse to the Company in reference to pending litigation.

3. CHANGES IN AND DISAGREEMENT WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Not applicable.

4.  RECENT ISSUANCES OF UNREGISTERED SECURITIES BY THE REGISTRANT

Since inception of the Company in November 29, 2006, we have sold unregistered securities to the following shareholders.

On July 22, 2007 we issued 6,000,000 shares of Common  Stock to Elaine Mayumi Kato, who at the time was the Registrant’s sole officer and director in exchange of  the payment of $6,000, or $0.001 per share.

On January 15, 2010, the Registrant authorized the issuance of 20,000,000 shares of Common Stock, 7,050,000 shares of Series A Preferred Stock, 2,600,000 shares of Series B Preferred Stock, options to purchase 5,500,000 shares of Common Stock and 2,350,000 shares of Series A Preferred Stock at the purchase price of $0.01 per share and warrants to purchase 500,000 shares of Common Stock at the exercise price of $0.50 per share, in connection with the execution of an Agreement and Plan of Share Exchange with the equityholders of AmbiCom Acquisition Corp. (the “Exchange”).

On January 15, 2010, the Registrant sold 1,250,000 shares of Common Stock at the price of $0.40 per share for an aggregate offering of $500,000.

Except as noted above, the sales of the securities identified above were made pursuant to privately negotiated transactions that did not involve a public offering of securities and, accordingly, we believe that these transactions were exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof and rules promulgated thereunder. Each of the above-referenced investors in our stock represented to us in connection with their investment that they were “accredited investors” (as defined by Rule 501 under the Securities Act) and were acquiring the shares for investment and not distribution, that they could bear the risks of the investment and could hold the securities for an indefinite period of time. The investors received written disclosures that the securities had not been registered under the Securities Act and that any resale must be made pursuant to a registration or an available exemption from such registration. All of the foregoing securities are deemed restricted securities for purposes of the Securities Act.

5. INDEMNIFICATION OF OFFICERS AND DIRECTORS

Nevada Revised Statutes (“NRS”) Sections 78.7502 and 78.751 provide the Company with the power to indemnify any of our directors and officers. The director or officer must have conducted himself/herself in good faith and reasonably believe that his/her conduct was in, or not opposed to our best interests. In a criminal action, the director, officer, employee or agent must not have had reasonable cause to believe his/her conduct was unlawful.

Under NRS Section 78.751, advances for expenses may be made by agreement if the director or officer affirms in writing that he/she believes he/she has met the standards and will personally repay the expenses if it is determined such officer or director did not meet the standards.

Pursuant to the Company’s Articles of Incorporation and bylaws, we may indemnify an officer or director who is made a party to any proceeding, because of his position as such, to the fullest extent authorized by Nevada Revised Statutes, as the same exists or may hereafter be amended. In certain cases, we may advance expenses incurred in defending any such proceeding.

To the extent that indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by any of our directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

Anti-Takeover Effects of Provisions of Nevada State Law

We may be or in the future we may become subject to Nevada's control share law. A corporation is subject to Nevada's control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and if the corporation does business in Nevada or through an affiliated corporation.

The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares is sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (1) one-fifth or more but less than one-third, (2) one-third or more but less than a majority, or (3) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with that person, obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to take away voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights, is entitled to demand fair value for such stockholder's shares.

Nevada's control share law may have the effect of discouraging corporate takeovers.

In addition to the control share law, Nevada has a business combination law, which prohibits certain business combinations between Nevada corporations and "interested stockholders" for three years after the "interested stockholder" first becomes an "interested stockholder" unless the corporation's board of directors approves the combination in advance. For purposes of Nevada law, an "interested stockholder" is any person who is (1) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term "business combination" is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation's assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada's business combination law is to potentially discourage parties interested in taking control of the Company from doing so if it cannot obtain the approval of our Board of Directors.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT.

For a description of the change of control and the material agreements entered into in connection therewith, please see Item 2.01 of this Current Report on Form 8-K, which discussion is incorporated herein by reference.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS:

On January 15, 2010, Ms. Elaine Mayumi Kato resigned from her role as the Registrant’s sole principal officer and director.  John Hwang and Kenneth Cheng were elected as the Registrant’s officers.   Mr. Hwang, Mr. Cheng and Mr. Robert Radoff are the Registrant’s directors.

ITEM 5.06 CHANGE IN SHELL COMPANY STATUS:

As described in Item 2.01 above, which is incorporated by reference into this Item 5.06, we ceased being a shell company (as defined in Rule 12b-2 under the Exchange Act of 1934, as amended) upon completion of the Exchange.

PART III.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

  (a) Financial statements: As a result of the Exchange described in Item 2.01, the registrant is filing the audited financial statement information of AmbiCom Acquisition Corp.’s principal operating subsidiaries, AmbiCom, Inc. as Exhibit 99.1 to this Current Report on Form 8-K.

  (b) Pro forma financial information: The unaudited pro forma consolidated financial information regarding the registrant and AmbiCom Acquisition Corp. is attached to this Current Report as Exhibit 99.4.

  (c) Shell company transactions: Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

  (d) Exhibits:

Exhibit	Description
2.1	Agreement and Plan of Share Exchange, by and among Med Control, Inc., AmbiCom Acquisition Corp., and the Shareholders of AmbiCom Acquisition Corp. dated as of January 15, 2010.

3.1	Amended and Restated Articles of Incorporation of Med Control, Inc.

3.2	Amended By-Laws of Med Control, inc.

3.3	Certificate of Designation of Rights and Preferences of Series A Preferred Stock

3.4	Certificate of Designation of Rights and Preferences of 6% Series B Convertible, Redeemable Preferred Stock

3.5	Articles of Incorporation of AmbiCom Acquisition Corp.

3.6	By-laws of AmbiCom Acquisition Corp.

4.1	Form of Subscription Agreement of Med Control, Inc.

4.2	Form of Warrant

4.3	Lock-Up Leakout Agreement

10.1	Employment Agreement between Med Control, Inc. and John Hwang dated January 15, 2010.

10.2	Employment Agreement between Med Control, Inc. and Kenneth Cheng dated January 15 2010.

10.3	Stock Purchase Agreement between AmbiCom Acquisition Corp. and. AmbiCom, Inc. dated May 21, 2009

10.4	2010 Equity Incentive Plan

10.5	Split Off Agreement between Med Control, Inc., Eliane Mayumi Kato and MCI Acquisition Corp

21.1	Subsidiaries of AmbiCom, Inc.

99.1	Audited financial statements of AmbiCom Inc. for the period ended December 31, 2008.

99.2	Unaudited Pro Forma Consolidated Financial Statements

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MED CONTROL, INC.

Date: January 21, 2010	/s/ John Hwang

By: John Hwang, Chief Executive Officer